Exhibit 10.4

INTELLECTUAL PROPERTY ASSIGNMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT (“Assignment”), dated as of January 21, 2009, is entered into by and among by and among COMMERCE PLANET, INC., a Utah corporation (the “Parent”), LEGACY MEDIA LLC, a California limited liability company and wholly-owned subsidiary of the Parent (“Legacy”), CONSUMER LOYALTY GROUP, LLC, a California limited liability company and wholly-owned subsidiary of the Parent (“CLG” and collectively with Legacy, and, to the extent that Parent owns or uses any of the Assets of the Business, the Parent, the “Assignors”), SUPERFLY ADVERTISING, INC., a Delaware corporation f/k/a Morlex, Inc. (the “Superfly Parent”), and SUPERFLY ADVERTISING, INC., an Indiana corporation, and a wholly-owned subsidiary of Superfly Parent (the “Assignee”).  Capitalized terms not defined herein shall have such meanings as set forth in the Amended and Restated Asset Purchase Agreement (defined below).

WHEREAS, on September 16, 2008, the parties hereto entered into an asset purchase agreement, as amended and restated on December 16, 2008 (the “Amended and Restated Asset Purchase Agreement”), pursuant to which the Assignors proposed to sell to the Assignee, and the Assignee proposed to purchase from the Assignors, certain assets used or held for use by the Assignors in the conduct of the Business as a going concern, and the Assignee proposed to assume certain of the liabilities and obligations of the Assignors (the “Acquisition”);

WHEREAS, the Assignors have adopted, used, are using and are the owners of the trademark/service marks for which a registration has been granted or an application is pending in the United States Patent and Trademark Office as listed on EXHIBIT A attached hereto and made a part hereof (the “Trademarks”).

WHEREAS, the Assignors have adopted, used, are using and are the owners of the patents for which a registration has been granted or an application is pending in the United States Patent and Trademark Office as listed on EXHIBIT A attached hereto and made a part hereof, and may have certain patentable rights in the assets which are being sold under the Amended and Restated Asset Purchase Agreement (such patents and patentable rights shall be referred to herein collectively as the “Patents”).

WHEREAS, the Assignors have also adopted, used, are using and are the owners of the copyrights for which a registration has been granted or an application is pending in the United States Copyright Office, Library of Congress as listed on EXHIBIT A attached hereto and made a part hereof (the “Copyrights”).

WHEREAS, the Assignee, is desirous of acquiring said Trademarks, Patents and Copyrights and all goodwill associated therewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Assignors, the Assignors hereby assign, transfer and deliver to Assignee, its successors and assigns, all right, title and interest of the Assignors in the United States in, to and under the Trademarks, Patents and Copyrights; together with the goodwill of the business symbolized by the Trademarks, Patents and Copyrights; together with any registrations in any relevant office including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office, and all reissues, extensions or renewals thereof; together with the right to sue and receive damages for future infringements thereof and to stand in the place of the Assignors in all matters related thereto.

The Assignors also hereby assign to the Assignee, its successors and assigns, all foreign rights in and to the Patents in all patent-granting countries of the world, including the right to file applications and obtain patents or other registrations of any nature for said Patents in said countries and including all rights of priority in said countries under the terms of the International Convention for the Protection of Industrial Property and any other treaty or treaties, and further agrees to execute any and all applications, assignments, affidavits, and any other papers in connection therewith necessary to perfect and protect such rights of whatever nature.

The U.S. Commissioner of Patents and Trademarks is requested to issue the Certificate of Registration of all pending Trademarks and Patents to Assignee.  The U.S. Register of Copyrights is requested to issue the Copyright Registration to Assignee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as the date first above written.

COMMERCE PLANET, INC.

By:	/s/ Anthony G. Roth
Name:	Anthony G. Roth
Title:	President and Chief Executive Officer

LEGACY MEDIA, LLC

By: Commerce Planet, Inc., as parent corporation

By:	/s/ Anthony G. Roth
Name:	Anthony G. Roth
Title:	President and Chief Executive Officer

CONSUMER LOYALTY GROUP, LLC

By: Commerce Planet, Inc., as parent corporation

By:	/s/ Anthony G. Roth
Name:	Anthony G. Roth
Title:	President and Chief Executive Officer

SUPERFLY ADVERTISING, INC., A DELAWARE CORPORATION

By:	/s/ Richard J. Berman
Name:	Richard J. Berman
Title:	Chairman of the Board

SUPERFLY ADVERTISING, INC., AN INDIANA CORPORATION

By:	/s/ Richard J. Berman
Name:	Richard J. Berman
Title:	Chief Executive Officer